UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 9, 2015

CARLISLE COMPANIES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-9278 (Commission File Number)	31-1168055 (IRS Employer Identification No.)

11605 North Community House Road, Suite 600

Charlotte, North Carolina 28277

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (704) 501-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) — (e) On December 9, 2015, the Board of Directors (the “Board”) of Carlisle Companies Incorporated (the “Company” or “Carlisle”) elected D. Christian Koch, who currently serves as President and Chief Operating Officer of the Company, as Chief Executive Officer and as a director of the Company with a term expiring at the Company’s 2016 annual meeting of stockholders, both effective as of January 1, 2016.  As an employee of the Company, Mr. Koch will not serve on any Board committees.

Mr. Koch, age 50, has served as President and Chief Operating Officer of the Company since May 2014.  Previously, Mr. Koch served as Group President of Carlisle Diversified Products from June 2012 to May 2014; President of Carlisle Brake & Friction, Inc., a wholly-owned subsidiary of the Company, from January 2009 to June 2012; and as President of Carlisle Asia-Pacific from February 2008 to January 2009.  Mr. Koch currently serves as a director of Arctic Cat Inc.  Mr. Koch brings to the Board experience in a number of critical areas, including operations, senior leadership, global sales and mergers and acquisitions.  With over 7 years of experience with the Company, Mr. Koch provides the Board with a vital understanding and appreciation of the Company’s business.

In connection with Mr. Koch’s election as Chief Executive Officer, a position currently held by David A. Roberts, the Board elected Mr. Roberts, age 68, as Executive Chairman of the Company, effective as of January 1, 2016.

Upon the effective date of Mr. Koch’s promotion, his annual base salary will be increased from $787,000 to $1,000,000, his annual incentive award bonus target will be increased from 85% to 100% of his annual base salary and his long term incentive will be increased from 150% to 300% of his annual base salary.  In addition, on such effective date, Mr. Koch will receive an award of (i) restricted shares of the Company’s common stock having a grant date value of $1,500,000, (ii) 10-year nonqualified options to purchase the Company’s common stock having a grant date value of $750,000 and (iii) performance shares having a grant date value of $750,000.  The restricted shares will vest in full on the fifth anniversary of the grant date and the options will vest in three equal annual installments beginning on the first anniversary of the grant date, provided Mr. Koch remains employed with the Company on such vesting dates.  The performance shares will be earned based on the total return to the Company’s stockholders relative to the total stockholder return of the companies comprising the S&P 400 MidCap Index® over the three-year performance period ending December 31, 2018, with 50% of such shares being earned if the relative total stockholder return is equal to at least the 25th percentile and 200% of such shares being earned if the relative total stockholder return equals or exceeds the 75th percentile.  If the Company’s total stockholder return falls between the 25th and 75th percentile, the number of performance shares earned will be determined by linear interpolation.  Dividends will accrue during the three-year performance period and will be paid on performance shares that are earned.

As an employee of the Company, Mr. Koch will not be entitled to receive compensation for his service on the Board.  There are no arrangements or understandings between Mr. Koch and any other persons pursuant to which he was selected as Chief Executive Officer and as a director, nor are there any transactions involving the Company and Mr. Koch that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

A copy of the Company’s press release relating to the foregoing matters is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.03.                                        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)                                 On and effective as of December 9, 2015, the Board amended and restated the Company’s bylaws (as amended and restated, the “Bylaws”) to amend Section 2.02 therein to provide for a majority voting standard in uncontested director elections, instead of the previous plurality voting standard (the “Bylaw Amendment”).  The plurality voting standard will continue to apply to contested director elections.  Pursuant to the Bylaw Amendment, in the event that an incumbent director who is a director nominee does not receive a majority of the votes cast in an uncontested director election, such incumbent director must promptly tender his or her offer of resignation to the Board for consideration.  In such an event, the Board may decrease the number of directors on the Board, fill any vacancy, refuse to accept such offer of resignation or take other appropriate action.

The foregoing description of the Bylaw Amendment is qualified in its entirety by reference to the text of the Bylaws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Description
3.1	Amended and Restated Bylaws of Carlisle Companies Incorporated.

99.1	Press Release of Carlisle Companies Incorporated issued December 11, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARLISLE COMPANIES INCORPORATED

Date: December 14, 2015	By:	/s/ Steven J. Ford
Steven J. Ford
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amended and Restated Bylaws of Carlisle Companies Incorporated.

99.1	Press Release of Carlisle Companies Incorporated issued December 11, 2015.